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                                                                     Exhibit 1.2

                            NATIONAL CITY CORPORATION

                   6 7/8% Subordinated Notes Due May 15, 2019



                                                           Dated: April 28, 1999

To:  National City Corporation
     1900 East Ninth Street
     Cleveland, Ohio  44114

Re:  Underwriting Agreement dated April 28, 1999.

Dear Sirs:

         We (the "Underwriters") understand that National City Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $700,000,000 aggregate principal amount of its subordinated debt securities (the "Debt Securities"). This Agreement is the Terms Agreement referred to in the underwriting agreement, dated April 28, 1999 (the "Underwriting Agreement"), the terms and conditions of which are incorporated herein by reference. Each of the representations and warranties set forth in the Underwriting Agreement shall be deemed to have been made at and as of the date of this Terms Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Underwriting Agreement.

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below offer to purchase, severally and not jointly, the respective amounts of Debt Securities set forth below.

                                                                               Principal Amount of
Name of Underwriter                                                             Debt Securities
-------------------                                                             ---------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                                          $350,000,000
Keefe, Bruyette & Woods, Inc.                                                       87,500,000
NatCity Instruments, Inc.                                                           87,500,000
PaineWebber Incorporated                                                            87,500,000
Salomon Smith Barney Inc.                                                           87,500,000
                                                                                  ============
                  Total                                                           $700,000,000


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         The Debt Securities shall have the following terms:

     Title of Debt Securities:                       6 7/8% Subordinated Notes due May 15, 2019

     Principal amount to be issued:                  $700,000,000

     Senior or Subordinated:                         Subordinated

     Currency:                                       U.S. Dollars

     Current Ratings:                                Moody's Investors Service, Inc.:     A2
                                                     Standard & Poor's Ratings Services:     A-

     Interest rate or formula:                       6 7/8% per annum

     Interest payment dates:                         May 15 and November 15, commencing November 15, 1999

     Date of Maturity:                               May 15, 2019

     Redemption Provisions:                          None

     Sinking Fund Requirements:                      None

     Initial public offering price:                  99.824% of the principal amount, plus accrued interest, if any, from May 4, 1999

     Underwriting Discount:                          .875% of the principal amount

     Purchase price:                                 98.949% of the principal amount, plus accrued interest, if any, from May 4, 1999 (payable in same day funds)

     Listing requirement:                            None

     Conversion provisions:                          None

     Closing date and locations:                     May 4, 1999 in New York, NY

     Additional representations, if any:             None

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
     Lock-up provisions:                             The Company may not issue, without the consent of the
                                                     Underwriters, any other debt securities between the date
                                                     hereof and the Closing Time.

     Number of Options Securities, if any:           None


         The following documents will be required at the Closing Time: Officers' Certificate pursuant to Section 5(c) of the Underwriting Agreement; Legal Opinions pursuant to Sections 5(1), (2) and (3) of the Underwriting Agreement; a Comfort Letter pursuant to Section 5(d) of the Underwriting Agreement; and other documents pursuant to Section 5(e) of the Underwriting Agreement.

         If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.



                                     Very truly yours,

                                     Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated
                                     Keefe, Bruyette & Woods, Inc.
                                     NatCity Instruments, Inc.
                                     PaineWebber Incorporated
                                     Salomon Smith Barney Inc.

                                     By:   Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated



                                     By:    /s/ G. Malpass Durkee
                                            -------------------------------
                                               Authorized Signatory


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Confirmed and accepted as of the date first above written:

NATIONAL CITY CORPORATION



By:  /s/ Thomas Richlovsky
   -----------------------------------
     Name:  Thomas Richlovsky
     Title: Senior Vice President
            and Treasurer










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